Exhibit 10.2

Tremont Realty Advisors LLC
Two Newton Place
225 Washington Street, Suite 300
Newton, Massachusetts 02458
March 9, 2018
Re:    Tremont Mortgage Trust (the “Trust”)
Gentlemen:
Reference is made to the Management Agreement dated as of September 18, 2017 by and between the Trust and Tremont Realty Advisors LLC (the “Manager”), a registered investment adviser.
The death of Mr. Barry M. Portnoy, a former Trustee of the Trust and an indirect controlling shareholder of the Manager, may be deemed an “assignment” of the Management Agreement within the meaning of the Investment Advisers Act of 1940 (the “Advisers Act”). The Management Agreement provides that it may not be assigned without the written consent of the Trust.
This letter shall confirm that, notwithstanding the provisions of the Advisers Act and the Management Agreement, the Trustees of the Trust wish to continue the Management Agreement on and in accordance with its current terms.
If the foregoing accurately reflects our understandings and agreements, please confirm your agreement by signing below and returning a copy of this letter so signed to Jennifer Clark via email at jclark@rmrgroupadvisors.com or via fax at (617) 928-1305.
Sincerely yours,
Tremont Realty Advisors LLC
By: _/s/ Matthew P. Jordan _________
Name: Matthew P. Jordan

Title:	Senior Vice President, Chief Financial Officer and Treasurer
TREMONT MORTGAGE TRUST
By: _/s/ David M. Blackman _________
Name: David M. Blackman
Title: Chief Executive Officer

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